MEMORANDUM CONFIRMING TERM

     THIS MEMORANDUM ("Memorandum") is made as of August 28, 1998 between CB SANLANDO CENTER, INC., a Delaware corporation, ("Landlord"), and Maglio, Inc. ("Tenant"), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of May 28, 1998 (the "Lease") for the premises located at 2180 West State Road 434, Suite 4150, Longwood, Florida 32779 (the "Premises") and more particularly described in the Lease. All initial-capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

     1.   Landlord and Tenant hereby confirm that:

          (a)  The Commencement Date of the Term is August 1, 1998.

          (b)  The Expiration Date of the Term is July 31, 2003; and

          (c)  The date rental commences under the Lease is August 1, 1998

          (d) The Rent Schedule referenced in Article 39 is hereby shown as follows:

--------------------------------------------------------------------------------
                                        Annual Rent                    Monthly
                               Square       per                      Installment
   Period                      Feet     square foot   Annual Rent      of Rent
--------------------------------------------------------------------------------
Commencement Date: 7/31/99    2,960.00     $17.50     $51,800.00      $4,316.67
--------------------------------------------------------------------------------
8/1/99   -  7/31/2000         2,960.00     $18.00     $53,280.00      $4,440.00
--------------------------------------------------------------------------------
8/1/2000 -  7/31/2001         2,960.00     $18.50     $54,760.00      $4,563.33
--------------------------------------------------------------------------------
8/1/2001 -  7/31/2002         2,960.00     $19.00     $56,240.00      $4,686.67
--------------------------------------------------------------------------------
8/1/2002 -  7/31/2003         2,960.00     $19.75     $58,460.00      $4,871.67
--------------------------------------------------------------------------------

     2.   Tenant hereby confirms that:

          (a) All commitments, arrangements or understandings made to induce Tenant to enter into the Lease have been satisfied;

          (b) All space and improvements have been completed and furnished in accordance with the provisions of the Lease; and

          (c) Tenant has accepted and is in full and complete possession of the Premises.

     3. This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

LANDLORD:                                             TENANT:

CB SANLANDO CENTER, INC.                              MAGLIO, INC.

C/O: RREEF Management Company,
a Delaware Corporation

By:  /s/ Charleen E. L. Burgio                        By:  /s/ Richard J. Maglio
     -------------------------                            ----------------------
     Charleen E. L. Burgio,                                   Richard J. Maglio
     District Manager                                 Title:  President
Dated:  8/28, 1998                                    Dated:  8/24, 1998

                          [LETTERHEAD THE RREEF FUNDS]

                          TENANT ACCEPTANCE OF PREMISES




TENANT (OR LESSEE) NAME:                    Maglio, Inc.

LANDLORD (OR LESSOR) NAME:                  CB Sanlando Center, Inc. a Delaware
                                            Corporation; c/o RREEF Management
                                            Company, a Delaware Corporation

LEASE REFERENCE DATE:                       May 28, 1998

TERM OF LEASE:                              5 years

ADDRESS OF LEASED PREMISES:                 2180 W SR 434, STE 4150
                                            Longwood, FL  32779

APPROXIMATE SQUARE FOOTAGE:                 2,960

THE ABOVE DESCRIBED PREMISES WERE INITIALLY OCCUPIED AND ACCEPTED BY TENANT ON August 1, 1998.

THE ABOVE DESCRIBED LEASE TERM BEGINS August 1, 1998 AND EXPIRES July 31, 2003.

          BY: ______________________________________________

          TITLE: ___________________________________________

          DATED: ___________________________________________

                          [LETTERHEAD THE RREEF FUNDS]


June 29, 1998

Mr. Dick Maglio
Maglio, Inc.
2180 W. SR 434, Suite 4150
Longwood, Florida  32779

Re:  Lease and Lease Termination

Dear Dick:

Enclosed please find one fully executed original of each of the above documents for your files.

We are pleased that you have expanded and renewed your lease, and look forward to a mutually rewarding relationship over the next five years.

Please do not hesitate to contact me should you have any questions.

Sincerely,

/s/ Karen S. Padgett

Karen S. Padgett
Building Manager

ksp
enclosure

                           LEASE TERMINATION AGREEMENT


     THIS AGREEMENT is made as of May 28, 1998, by and between CB SANLANDO CENTER, INC. ("Landlord"), successor in interest to Turner Development Corporation ("Turner"), and MAGLIO INC., formerly known as R.J. Maglio & Associates, Inc. ("Tenant"), with respect to certain premises located in the building (the "Building") commonly known as 2180 Sanlando Center, Longwood, Florida.

     1. RECITALS. This agreement is made with reference to the following facts and objectives:

     (a) Turner and Tenant entered into a written Lease dated August 12, 1991 for Suite 2160 of the Building, as amended by Amendment No. 1 dated August 28, 1991 (changed suite number to 2158), Amendment Number 2 dated April 26, 1994 (changed expiration date to June 30, 1999 and leased premises to suite 4150), Amendment Number 3 dated February 7, 1995 (changed square footage to 2,091) and Amendment Number 4 dated August 4, 1995 and a letter dated January 8, 1997 (advising Landlord that Tenant's name had changed to Maglio, Inc.) said Lease, Amendments and letter collectively, the "Lease"), pursuant to which Turner leased to Tenant leased from Turner, premises consisting of approximately 2,091 square feet in Suite 4150 of the Building (the "Premises").

     (b) Landlord acquired all of Turner's right, title and interest in and to the Lease.

     (c)  The term of the Lease is scheduled to expire on June 30, 1999.

     (d) Landlord and Tenant wish to provide for the earlier termination of the Lease and to stipulate as to the payment due on termination, all on the terms and conditions stated herein.

     (e) Now, therefore, in consideration of the mutual promises herein contained and the detriments to be suffered by each of the parties, the parties wish to terminate the Lease within the time period provided in this Agreement, and so that Landlord and Tenant can be released and discharged from further performance of the Lease provisions, except as otherwise provided herein.

     2. TERMINATION DATE. Provided that Tenant shall have complied with all of its covenants and agreements under the Lease and hereunder the Lease shall terminate as of July 31, 1998 ("Termination Date"), in the same manner and with the same effect as if that date had been originally fixed in the Lease for the expiration of the term, conditioned on the performance by the parties of the provisions of this Agreement.

     3. OUTSTANDING RENT AND OTHER CHARGES. Tenant shall pay to Landlord all rent and other charges as specified in the Lease through the Termination Date. Any charges which cannot be ascertained prior to the Termination Date shall be estimated by Landlord and Tenant shall pay such estimated amount. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.

     4. OPTIONS. Any options of Tenant to renew the Lease, whether or not exercised prior to the date hereof, are null and void and of no further effect.

     5. REPRESENTATION OF PARTIES. Each party represents that it has not made any assignment, sublease, transfer, conveyance, or other disposition of the Lease, or interest in the Lease, or any claim, demand, obligation, liability, action, or cause of action arising from the Lease, and that it has full right, power and authority to enter into this Agreement.

     6. ATTORNEY'S FEES. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney's fees and cost of suit.

     7. FURTHER ASSURANCES. Each party agrees to cooperate with the other and to execute and deliver all such further instruments and documents and do all such further acts and things as such party may be reasonably requested to do from time to time by the other party in order to carry out the provisions and objectives of this Agreement.

     8. SUCCESSORS. This Agreement shall be binding on and insure to the benefit of the parties and their successors.

     9. LANDLORD NOT BOUND. Submission of this Agreement to Tenant shall not be deemed to be an offer. Landlord shall not be bound by this Agreement, and the Lease shall remain in full force and effect without reference to this Agreement, until it has received a copy hereof duly executed by Tenant and has delivered to Tenant a copy hereof duly executed by Landlord, and until such delivery Landlord reserves the right to nullify this Agreement.

     10. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claims against Landlord under the Lease or this Agreement shall only be made against Landlord to the extent of Landlord's interest in the Building of which the leased Premises are a part. The obligations of Landlord under the Lease and this Agreement are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

     11. EQUIPMENT REMOVAL. Within fifteen (15) days after the Termination Date, Tenant must, at its sole cost and expense, properly remove all of Tenant's antenna, satellite dish and broadcasting equipment from the roof of the Building and repair and restore the roof of the Building to its original condition, reasonable wear and tear excepted (collectively "Equipment Removal").

     12. MUTUAL RELEASE. Tenant and Landlord shall have, as of the Termination Date, no further obligation to each other under the Lease, except for obligations ("Surviving Obligations") which are expressly provided for herein or which by their nature would survive the scheduled termination of the Lease (including, without limitation and by way of example, indemnification for claims accrued prior to Lease termination), and each party hereby releases the other party from any liability, claims or damages arising out of or related to the Lease, excluding Surviving Obligations.

     This Agreement is executed as of the day and year first written above.

LANDLORD:                                           TENANT:

CB SANLANDO CENTER, INC.                            MAGLIO, INC.

By:  RREEF Management Company, a
Delaware corporation

By:  /s/ Charleen E. L. Burgio                      By:  /s/ Richard J. Maglio
     -------------------------                           --------------------
     Charleen E. L. Burgio, District Manager
                                                    Title:  President

Dated:  6/18, 1998                                  Dated:  June 10, 1998

Witnesses:                                          Witnesses:
/s/ Karen S. Padgett                                /s/ Sonia [ILLEGIBLE]
----------------------------                        ------------------------
/s/ Carolyn S. Gaston                               /s/ Connie Paterson
----------------------------                        ------------------------

                                      LEASE

                            -------------------------

                            CB SANLANDO CENTER, INC.,

                                    Landlord

                                       and

                                  MAGLIO, INC.,

                                     Tenant

                                TABLE OF CONTENTS

Article                                                                     Page

1. USE AND RESTRICTIONS ON USE ............................................    1

2. TERM ...................................................................    1

3. RENT ...................................................................    2

4. RENT ADJUSTMENTS .......................................................    2

5. SECURITY DEPOSIT .......................................................    3

6. ALTERATIONS ............................................................    4

7. REPAIR .................................................................    4

8. LIENS ..................................................................    5

9. ASSIGNMENT AND SUBLETTING ..............................................    5

10.INDEMNIFICATION ........................................................    6

11.INSURANCE ..............................................................    6

12.WAIVER OF SUBROGATION ..................................................    7

13.SERVICES AND UTILITIES .................................................    7

14.HOLDING OVER ...........................................................    7

15.SUBORDINATION ..........................................................    8

16.RULES AND REGULATIONS ..................................................    8

17.REENTRY BY LANDLORD ....................................................    8

18.DEFAULT ................................................................    8

19.REMEDIES ...............................................................    9

20.TENANT'S BANKRUPTCY OR INSOLVENCY ......................................   11

21.QUIET ENJOYMENT ........................................................   12

22.DAMAGE BY FIRE, ETC ....................................................   12

23.EMINENT DOMAIN .........................................................   13

24.SALE BY LANDLORD .......................................................   13

25.ESTOPPEL CERTIFICATES ..................................................   13

26.SURRENDER OF PREMISES ..................................................   13

27.NOTICES ................................................................   14

28.TAXES PAYABLE BY TENANT ................................................   14

29.RELOCATION OF TENANT ...................................................   14

30.DEFINED TERMS AND HEADINGS .............................................   14

31.TENANT'S AUTHORITY .....................................................   14

32.COMMISSIONS ............................................................   15

33.TIME AND APPLICABLE LAW ................................................   15

34.SUCCESSORS AND ASSIGNS .................................................   15

35.ENTIRE AGREEMENT .......................................................   15

36.EXAMINATION NOT OPTION .................................................   15

37.RECORDATION ............................................................   15

38.LIMITATION OF LANDLORD'S LIABILITY .....................................   15

39.RENT SCHEDULE ..........................................................   16

40.PARKING ................................................................   16

41.RADON GAS ..............................................................   16

   EXHIBIT A  -  PREMISES
   EXHIBIT B  -  INITIAL ALTERATIONS
   EXHIBIT C  -  RULE AND REGULATIONS

                             GROSS (BY) OFFICE LEASE
                                 REFERENCE PAGE


BUILDING:                          2180 Sanlando Center
                                   2180 West State Road 434
                                   Longwood, Florida 32779

LANDLORD:                          CB Sanlando Center, Inc.,
                                   a Delaware corporation

LANDLORD'S ADDRESS:                c/o RREEF Management Company
                                   100 South Ashley Drive, Suite 290
                                   Tampa, Florida 33602

LEASE REFERENCE DATE:              May 28, 1998

TENANT:                            Maglio, Inc.

TENANT'S ADDRESS:                  2180 SR 434, Suite 4150, Longwood, FL  32779

PREMISES IDENTIFICATION:           Suites Number 4150 and 4158
                                   (for outline of Premises see Exhibit A)

PREMISES RENTABLE AREA:            Approximately 2,960 sq. ft.

SCHEDULED COMMENCEMENT DATE:       August 1, 1998

TERMINATION DATE:                  July 31, 2003

TERM OF LEASE:                     Five (5) years beginning on the Commencement
                                   Date and ending on the Termination Date
                                   (unless sooner terminated pursuant
                                   to the Lease)

INITIAL ANNUAL RENT (Article 3):   See Rent Schedule, Article 39

INITIAL MONTHLY INSTALLMENT
OF ANNUAL RENT (Article 3):        See Rent Schedule, Article 39

BASE YEAR (DIRECT EXPENSES):       1998

BASE YEAR (TAXES):                 1998

TENANT'S PROPORTIONATE SHARE:      1.83%

SECURITY DEPOSIT:                  $5,846.00

ASSIGNMENT/SUBLETTING FEE:         $500.00

REAL ESTATE BROKER DUE             PM Realty Group, Inc., representing Landlord
COMMISSION:

The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through C, all of which are made a part of this Lease.

LANDLORD:                                     TENANT:

CB SANLANDO CENTER, INC.                      MAGLIO, INC.

By:  RREEF Management Company,
     a Delaware corporation

By:  /s/ Charleen E. L. Burgio                By:  /s/ Richard J. Maglio
     --------------------------                    -----------------------
     Charleen E. L. Burgio,                          Richard J. Maglio
     District Manager                         Title: President

Dated:  6/18, 1998                            Dated: June 10, 1998

Witnesses:                                    Witnesses:

/s/ Karen S. Padgett                          /s/ Sonia [ILLEGIBLE]
-------------------------                     ---------------------
/s/ Carolyn S. Gaston                        /s/ Connie Patterson
-------------------------                     ---------------------

                                      LEASE


     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

     1.1 The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by the fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

     1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or of the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, and subject to Landlord's prior consent, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises or the Building and appurtenances/and or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

2. TERM.

     2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that the Landlord shall tender possession of the Premises to Tenant. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within 30 days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date.

     2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days of the Scheduled Commencement Date (other than as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant's failure to agree to plans and specifications; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant. If any delay is the result of any of the foregoing, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.

     2.3 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.

3. RENT.

     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to
Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

     4.1 For the purpose of this Article 4, the following terms are defined as follows:

          4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

     4.1.2 Direct Expenses: All direct costs of operation, maintenance, repair and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section
4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal; the cost of janitorial services; the cost of security and alarm services; window cleaning costs; labor costs; costs and expenses of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Direct expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, interest expenses on long-term borrowings, advertising costs or management salaries for executive personnel other than personnel located at the Building. In addition, Landlord shall be entitled to amortize and include as an additional rental adjustment: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by The Northern Trust Company of Chicago, Illinois.

          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

     4.2 If in any Lease Year, (i) Direct Expenses paid or incurred shall exceed Direct Expenses paid or incurred in the Base Year (Direct Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year Tenant's Proportionate Share of such excess.

     4.3 The annual determination of Direct Expenses shall be made by Landlord and if certified by a nationally recognized firm of public accountants selected by Landlord shall be binding upon Landlord and Tenant. Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one year period. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such Lease Year.

     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Direct Expenses and/or Taxes under Section 4.2, Article 6 and Article 29 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

     4.5 When the above mentioned actual determination of Tenant's liability for Direct Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

          4.5.1 If the total  additional  rent Tenant  actually paid pursuant to
     Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

          4.5.2 If the total  additional  rent Tenant  actually paid pursuant to
     Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Direct Expenses and/or Taxes, then Landlord shall credit the differences against the then next due payments to be made by Tenant under this Article 4. Tenant shall not be entitled to a credit by reason of actual Direct Expenses and/or Taxes in any Lease Year being less than Direct Expenses and/or Taxes in the Base Year (Direct Expenses and/or Taxes).

     4.6 If the Commencement Date is other than January 1 of if the Termination Date is other than December 31, Tenant's liability for Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

     5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five
(5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

6. ALTERATIONS.

     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using Landlord's contractor (unless Landlord agrees otherwise) at Tenant's sole cost and expense. If Tenant shall employ any Contractor other than Landlord's Contractor and such other Contractor or any Subcontractor of such other Contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a reasonable charge to cover its overhead as it relates to such proposed work.

     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guarantees of individuals of substance as Landlord shall require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

     6.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.

7. REPAIR.

     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portion of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

     7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense.

     7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

     7.4 Except as provided in Article 22, there shall be no abatement of rent no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it all shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand.

9. ASSIGNMENT AND SUBLETTING.

     9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least ninety (90) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

     9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within sixty
(60) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

     9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; or (e) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be reasonable.

     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord's costs, including attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7 If Tenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this
Article 9 to the same extent and for all intents and purposes as though such an assignment.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising form the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee;
(e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (f) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.

     11.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty
(30) days prior to each renewal of said insurance.

     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damages to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

     13.1 Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during ordinary business hours on generally recognized business days (but exclusive in any event of Sundays and legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed form time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord's judgment for the use and occupation of the Premises; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators; (e) such window washing as may from time to time in Landlord's judgment be reasonably required; and, (f) equipment to bring to Tenant's meter, electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as additional rent, for all electricity used by Tenant in the premises. The charge shall be at the rates charged for such services by the local public utility. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord's failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

     13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord's actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service.

     13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord upon demand as such additional rent.

     13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 200 watts or 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay as additional rent to Landlord promptly upon demand therefor, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonable estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be 200% of the greater of: (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and, (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month or one year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications of and additions to them form time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

     17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

     17.2 Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.

     17.3 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any other loss occasioned by any action of Landlord authorized by this Article 17. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

     17.4 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

18. DEFAULT.

     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve month period commencing with the date of such notice, the failure to pay within five days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant.

          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

          18.1.5. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

19. REMEDIES.

     19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

          19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

          19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

          19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting [ILLEGIBLE] itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

          19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

               19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in
          Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

               19.1.4.2 Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, brokers's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to make or permit under the provisions of Article 19.

               19.1.4.3 Until such times as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

     19.2 Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom. If Tenant shall have vacated the Premises, Landlord may at Landlord's option re-enter the Premises at any time during the last six months of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease.

     19.3 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's attorney's fees so incurred. Tenant expressly waives any right to: (a) trial by jury; and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

     19.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

     19.5 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease, Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing.

Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

     19.6 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.6 at a public or private sale upon five (5) days' notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

     19.7 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, costs and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

20. TENANT'S BANKRUPTCY OR INSOLVENCY.

     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

          20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in
     Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

               20.1.1.1   Such   Debtor's   Law  shall   provide   to   Tenant's
          Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

               20.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months' rent and other monetary charges accruing under this Lease; and
          (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

               20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

               20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.  DAMAGE BY FIRE, ETC.

     22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within ninety (90) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

     22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within ninety (90) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

     22.5  Notwithstanding  anything to the contrary  contained in this Article:
(a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver any security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten
(10) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

     26.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant's failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord's request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6 hereof.

     26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant's failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to

Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. RELOCATION OF TENANT. Landlord, at its sole expense, on at least ninety (90) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant's furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised Reference Page and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.

30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance  of  Landlord  shall  apply  to and  inure to the  benefit  of all the following "Landlord Entities",  being Landlord,  Landlord's  investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant's Proportionate Share shown on the Reference Page.

31. TENANT'S AUTHORITY. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has compiled with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

32. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page.

33. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

34. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

36. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

37. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

38. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of it trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

39.  RENT SCHEDULE.

===========================================================================================
Period                            Square Feet   Annual Rent   Annual Rent      Monthly
                                              per square foot                Installment of
                                                                                 Rent
===========================================================================================
Commencement Date--7/31/99        2,960.00        $17.50      $51,800.00       $4,316.67
-------------------------------------------------------------------------------------------
8/1/99--7/31/2000                 2,960.00        $18.00      $53,280.00       $4,440.00
-------------------------------------------------------------------------------------------
8/1/2000--7/31/2001               2,960.00        $18.50      $54,760.00       $4,563.33
-------------------------------------------------------------------------------------------
8/1/2001--7/31/2002               2,960.00        $19.00      $56,240.00       $4,686.67
-------------------------------------------------------------------------------------------
8/1/2002--7/31/2003               2,960.00        $19.75      $58,460.00       $4,871.67
===========================================================================================


40. PARKING. Free surface parking is available on a non-assigned, non-exclusive basis, at a ratio of four (4) parking spaces per 1,000 square feet of rentable area. Tenant shall also be entitled to the use of one (1) reserved parking space in the covered garage.


41. RADON GAS. As required by (section) 404,056(6), Florida Statutes, the following notification is made regarding radon gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


LANDLORD:                                         TENANT:

CB SANLANDO CENTER, INC.                          MAGLIO, INC.

By RREEF Management Company, a Delaware
corporation

By:  /s/ Charleen E.L. Burgio                     By: /s/ Richard J. Maglio
     --------------------------------------           --------------------------
     Charleen E.L. Burgio, District Manager               Richard J. Maglio
                                                  Title:   President
                                                       -------------------------
Dated:  6/18                 1998                 Dated: June 10, 1998
     ----------------------,                            ------------------------
Witnesses:                                        Witnesses:

/s/ Karen S. Padgett                               /s/ ILLEGIBLE
-------------------------                         -----------------------------
/s/  Carolyn S. Gaston                            /s/ Connie Patterson
-----------------------                           ------------------------------

                                    EXHIBIT A


                attached to and made a part of Lease bearing the
                  Lease Reference Date of May 28, 1998 between
                   CB Sanlando Center, Inc., as Landlord and
                            Maglio, Inc., as Tenant


                                    PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.




[DIAGRAM]

                                   EXHIBIT B


                attached to and made a part of Lease bearing the
                  Lease Reference Date of May 28, 1998 between
                   CB Sanlando Center, Inc., as Landlord and
                            Maglio, Inc., as Tenant


                              INITIAL ALTERATIONS

1. Landlord's Work. Landlord shall provide design and construction of the work described in Schedule I attached hereto ("Landlord's Work"). Tenant may not use or occupy the Premises with a number of personnel greater than is contemplated in the approved space plans. As further provided herein, Tenant shall be responsible for the incremental cost of Landlord's Work in excess of the Maximum TI Allowance (defined below). The certificate of Landlord's architect that the work to be done by Landlord pursuant to this Exhibit B has been substantially completed shall be adequate evidence that the Premises have been completed in accordance with the requirements of the Lease and that possession thereof has been deemed delivered to Tenant, for all purposes of the Lease, including the commencement of payment of rent.

2.   Cost and Allowance.

     2.1 Prior to commencing any of Landlord's Work, Landlord shall submit to Tenant for Tenant's approval a written estimate of the cost of Landlord's Work (an "Estimate"). Landlord may require Tenant to deposit that amount of the amount of the Estimate which exceeds the Maximum TI Allowance with Landlord within five (5) days after Landlord's written request therefor. Such deposit shall be held as security for the payment of, and shall be credited, without interest, against the sums payable by Tenant under this Lease. Landlord shall not be required to commence its work until such payment is received, and, for purposes only of determining if Landlord has timely complied with its construction obligation under Section 2.2, the Scheduled Commencement Date shall be extended one (1) day for each day that such payment is delayed after such five day period.

     2.2 This Lease and the rental rates provided for herein are premised on a total cost of Landlord's Work not to exceed $20,720.00 ($7.00 per RSF, the "Maximum TI Allowance"). The "cost of Landlord's Work" includes, without limitation:

         2.2.1 All costs and expenses actually incurred by Landlord pertaining to Landlord's Work, including, but not limited to, costs charged by contractors, subcontractors and general and other conditions costs and expenses in connection with preparation of the Premises for occupancy;

         2.2.2 All costs and expenses of preparation of the plans for such construction, and site inspection and contract administration by Landlord's consulting architects and/or engineers;

         2.2.3 All costs of permits, licenses and other approvals required for the performance of Landlord's Work; and

         2.2.4 A construction management fee to Landlord of five percent (5%) of the total of all such costs under the foregoing Paragraphs 2.2.1, 2.2.2 and 2.2.3.

     2.3 If the total cost of Landlord's Work exceeds the Maximum TI Allowance, the entire amount of such excess shall be borne by Tenant and shall be paid to Landlord by Tenant upon demand as additional rent under the Lease.

3.   Miscellaneous

     3.1 Except as set forth in this Exhibit B, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and provisions of the Lease.

     3.2 All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

     3.3 This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

4. Recapture of Concessions. Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the base rent to become due with respect to all of the Leased Premises over the full term of this Lease for amortization, including an interest factor of ten (10%) per annum (the "Interest Rate") of the Concession Amount. For purposes hereof, the "Concession Amount" shall be defined as the aggregate of the Maximum TI Allowance and the brokers' commissions becoming due by reason of this Lease.

Accordingly, Tenant agrees that if this Lease or Tenant's right to possession of the Leased Premises leased hereunder shall be terminated as of any date ("Termination Date") prior to the expiration of the full Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount ("Unamortized Amount") of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Lease, Landlord agrees that it shall not attempt to recover such amounts pursuant to this paragraph.

For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with the Interest Rate payable in level payments over the same length of time would be determined; to illustrate, according to a standard mortgage amortization table the principle amount outstanding at the end of the fifth year of a loan of $1,000.00 payable in level payments with interest at 8% over ten years will be $598.00 assuming all payments to that point are made as due.

                                   SCHEDULE I

                                LANDLORD'S WORK

Construction per plans and specifications dated 6-10-98 (accepted by Tenant on 6-11-98) prepared by Scott Bray Design Associates.

                                   EXHIBIT C

                attached to and made a part of Lease bearing the
                  Lease Reference Date of May 28, 1998 between
                   CB Sanlando Center, Inc., as Landlord and
                            Maglio, Inc., as Tenant


                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

6. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

11. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

15. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

16. Tenant shall not install, maintain or operate upon the Premises any vending machine.

17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

18. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave over or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

21. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

24. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit C stated and any additional rules and regulations which are adopted.

25. No smoking policy: no smoking is permitted in the Building, except in areas, if any, specifically designated for smoking by Landlord.

26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                               LANDLORD'S CONSENT


     The undersigned, as landlord under the Lease dated May 28, 1998, by and between Magio, Inc. (Tenant) and CB Sanlando Center, Inc. (Landlord), does hereby consent to the Assignment from Maglio, Inc. to Maglio-Accufacts Pre-Employment Screening, Inc. under the following terms and conditions:

1. No Waiver. Landlord's consent shall not be deemed to be a waiver of any restrictions contained in the Lease concerning further assignment, subleasing or hypothecation of the Lease.

2. Assignor's Liability. Assignor and any guarantor of the Lease obligations shall remain liable for the performance of all provisions of the Lease, to the same extent as provided in the Lease.

3. Broker Fees. Assignor and Assignee shall indemnify, defend and hold Landlord harmless from and against any fees or commissions to any real estate broker or agent in connection with this assignment of lease.

4. Assignment Cost to Transfer. In connection with this assignment, Assignor shall pay to Landlord a fee of $500.00 to defray Landlord's cost in effecting such transfer.

5. Conflicts. In the event of any conflict between the terms and provisions of the Lease and the Assignment, the terms and provisions of the Lease shall control.

6. Landlord's Liability. Redress for any claims against Landlord under the Lease or this Assignment of Lease shall only be made against Landlord to the extent of Landlord's interest in the property to which the Premises are a part. The obligations of Landlord under the Lease and this Assignment of Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment managers.



LANDLORD:
CB Sanlando Center, Inc.
a Delaware corporation

By:    RREEF Management Company
       a Delaware corporation

By:    /s/ Charleen E.L. Burgio
       ------------------------
       Charleen E.L. Burgio
Title: District Manager
Date:  10/13/99